                                                                    EXHIBIT 10.8


                           THE ROBERT DOLLAR BUILDING
                              311 CALIFORNIA STREET
                            SAN FRANCISCO, CALIFORNIA
                                  OFFICE LEASE

                             BASIC LEASE INFORMATION

DATE:               September 30, 1999

LANDLORD:           The Robert Dollar Building Associates, Ltd., a California
                    limited partnership

TENANT:             Stockpoint, Inc., a Delaware corporation

TENANT'S ADDRESS FOR NOTICE:

           BEFORE COMMENCEMENT DATE:
                                     475 Sansome Street, 8th Floor
                                     San Francisco, CA 94111

           AFTER COMMENCEMENT DATE:
                                     The Robert Dollar Building.
                                     311 California Street, Suite 200
                                     San Francisco, CA 94104

LANDLORD'S ADDRESS FOR NOTICES:      The Robert Dollar Building Associates, Ltd.
                                     c/o Woodmont Real Estate Services
                                     1050 Ralston Avenue
                                     Belmont, California  94002
                                     Attn:  Stephen M. Hlebasko

LEASED PREMISES:                  Suite 200, The Robert Dollar Building

NET RENTABLE AREA OF PREMISES:    8,906 square feet

INITIAL TERM:                     Eighteen (18) months

COMMENCEMENT DATE:                October 18, 1999

EXPIRATION DATE:                  Eighteen (18) months after Commencement Date

MONTHLY BASE RENT:                $30,400.00

BASE YEAR FOR TAXES AND EXPENSES: 2000

TENANT'S PRORATA SHARE:           10.77%

EXHIBITS:                         EXHIBIT A - PREMISES
                                  EXHIBIT B - WORK AGREEMENT
                                  EXHIBIT C - RULES
                                  EXHIBIT D - ESTOPPEL CERTIFICATE
                                  LETTER OF CREDIT

         EACH REFERENCE TO BASIC LEASE INFORMATION IN THE PROVISIONS OF THE LEASE SHALL INCORPORATE THE APPLICABLE BASIC LEASE INFORMATION SPECIFIED HEREIN. IN THE EVENT OF ANY CONFLICT BETWEEN ANY BASIC LEASE INFORMATION AND THE LEASE, THE LEASE SHALL CONTROL.

                             OFFICE BUILDING LEASE

                               TABLE OF CONTENTS



ARTICLE 1.........................................................................................................1
   Premises and Term..............................................................................................1
ARTICLE 2.........................................................................................................1
   Base Rent......................................................................................................1
ARTICLE 3.........................................................................................................1
   Additional Rent................................................................................................1
ARTICLE 4.........................................................................................................3
   Commencement of Term...........................................................................................3
ARTICLE 5.........................................................................................................4
   Condition of Premises..........................................................................................4
ARTICLE 6.........................................................................................................4
   Use and Rules..................................................................................................4
ARTICLE 7.........................................................................................................5
   Services and Utilities.........................................................................................5
ARTICLE 8.........................................................................................................6
   Alterations and Liens..........................................................................................6
ARTICLE 9.........................................................................................................7
   Repairs........................................................................................................7
ARTICLE 10........................................................................................................8
   Casualty Damage................................................................................................8
ARTICLE 11........................................................................................................8
   Insurance, Subrogation, and Waiver of Claims...................................................................8
ARTICLE 12........................................................................................................9
   Condemnation...................................................................................................9
ARTICLE 13........................................................................................................9
   Return of Possession...........................................................................................9
ARTICLE 14.......................................................................................................10
   Holding Over..................................................................................................10
ARTICLE 15.......................................................................................................10
   No Waiver.....................................................................................................10
ARTICLE 16.......................................................................................................10
   Attorneys' Fees and Jury Trial................................................................................10
ARTICLE 17.......................................................................................................10
   Personal Property Taxes, Rent Taxes and Other Taxes...........................................................10
ARTICLE 18.......................................................................................................11
   Approvals.....................................................................................................11
ARTICLE 19.......................................................................................................11
   Subordination, Attainment and Mortgagee Protection............................................................11
ARTICLE 20.......................................................................................................12
   Estoppel Certificate..........................................................................................12
ARTICLE 21.......................................................................................................12
   Assignment and Subletting.....................................................................................12
ARTICLE 22.......................................................................................................14
   Rights Reserved by Landlord...................................................................................14
ARTICLE 23.......................................................................................................15
   Landlord's Remedies...........................................................................................15
ARTICLE 24.......................................................................................................17
   Landlord's Right to Cure......................................................................................17
ARTICLE 25.......................................................................................................17
   Captions, Definitions and Severability........................................................................17
ARTICLE 26.......................................................................................................20
   Conveyance by Landlord and Liability..........................................................................20



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

ARTICLE 27.......................................................................................................20
   Indemnification...............................................................................................20
ARTICLE 28.......................................................................................................21
   Safety and Security Devices, Services and Programs............................................................21
ARTICLE 29.......................................................................................................21
   Communications and Computer Lines.............................................................................21
ARTICLE 30.......................................................................................................22
   Hazardous Materials...........................................................................................22
ARTICLE 31.......................................................................................................23
   Miscellaneous.................................................................................................23
ARTICLE 32.......................................................................................................24
   [Intentionally omitted].......................................................................................24
ARTICLE 33.......................................................................................................24
   Notices.......................................................................................................24
ARTICLE 34.......................................................................................................24
   Real Estate Brokers...........................................................................................24
ARTICLE 35.......................................................................................................24
   [Intentionally Omitted].......................................................................................24
ARTICLE 36.......................................................................................................24
   Entire Agreement..............................................................................................24

EXHIBIT A........................................................................................................ 1
   PREMISES...................................................................................................... 1
EXHIBIT B........................................................................................................ 1
   WORK AGREEMENT................................................................................................ 1
EXHIBIT C........................................................................................................ C
   RULES......................................................................................................... C
EXHIBIT D

LETTER OF CREDIT


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




                                  OFFICE LEASE

         THIS LEASE made as of the 30th day of September, 1999, between THE ROBERT DOLLAR BUILDING ASSOCIATES, LTD., a California limited partnership and STOCKPOINT, INC., a Delaware corporation ("Tenant").

                                    ARTICLE 1

                                PREMISES AND TERM

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain space known as Suite 200 ("Premises") described or shown on EXHIBIT A attached hereto, in the building known as THE ROBERT DOLLAR BUILDING ("Building") located at 311 California Street, San Francisco, California ("Property", as further described in Article 25), subject to the provisions herein contained. The term ("Term") of this Lease shall commence on the 18th day of October, 1999 ("Commencement Date"), and end on the 17th day of April, 2001 ("Expiration Date"), unless sooner terminated as provided herein. The Commencement Date shall be subject to adjustment as provided in Article 4. Landlord and Tenant agree that for purposes of this Lease the net rentable area of the Premises is 8,906 square feet and the net rentable area of the Property is 82,699 square feet. Notwithstanding the foregoing, and provided no Default exists or is continuing, both on the date notice is given and on the date such notice is effective, Tenant, upon nine (9) months written notice: (a) may terminate this lease, but in no event prior to October 31, 2000; and (b) may extend, with one or more notices, the Expiration Date, but in no event beyond October 31, 2004.

                                    ARTICLE 2

                                    BASE RENT

         Tenant shall pay Landlord monthly Base Rent of Thirty Thousand Four Hundred and No/100 Dollars ($30,400.00) in advance on or before the first day of each calendar month during the Term, except that Base Rent for the first full calendar month of the Term shall be paid when Tenant executes this Lease. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for any such partial month shall be prorated on the basis of 1/30th of the monthly Base Rent for each day of such month.

                                    ARTICLE 3

                                 ADDITIONAL RENT

         (A) TAXES. Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Taxes in excess of the amount of Taxes paid by Landlord during the calendar year 2000 ("Base Year"). The terms "Taxes" and "Tenant's Prorata Share" shall have the meanings specified therefor in Article 25.

         (B) OPERATING EXPENSES. Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Operating Expenses in excess of the amount of Operating Expenses paid by Landlord during the Base Year. The terms "Operating Expenses" and "Tenant's Prorata Share" shall have the meanings specified therefor in
                  Article 25.

         (C) MANNER OF PAYMENT. Taxes and Operating Expenses shall be paid in the following manner:

                  (i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Operating Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

                  (ii) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, and such amounts for the Base Years, (b) any amount paid by Tenant towards Taxes and Operating Expenses during



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

such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Operating Expenses for the current calendar year.

                  (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Operating Expenses, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement.

                  (iv) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference within thirty (30) days after Landlord sends the Statement.

                  (v) So long as Tenant's obligations hereunder are not materially adversely affected thereby, the Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Operating Expenses. In no event shall a decrease in Taxes or Operating Expenses below the Base Year amounts ever decrease the monthly Base Rent or give rise to a credit in favor of Tenant.

         (D) PRORATION. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Taxes and Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes and Operating Expenses, for such calendar years, as well as the Base Year amounts, by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365.

         (E) LANDLORD'S RECORDS. Landlord shall maintain records respecting Taxes and Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Although this Lease contemplates the computation of Taxes and Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year, including the Base Years, includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not material adversely affected. Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept by sending such notice no later than forty-five (45) days following the furnishing of the Statement. Tenant may take exception to matters included in Taxes or Operating Expenses, or Landlord's computation of Tenant's Prorata Share of either, by sending notice specifying such exception and the reasons therefor to Landlord no later than thirty (30) days after Landlord makes such records available for examination. Such Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to an independent certified public accountant, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than five percent (5%). Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Prorata Share of Taxes and Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.

         (F) RENT AND OTHER CHARGES. Base Rent, Taxes, Operating Expenses, and any other amounts which Tenants is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid in the lawful currency of the United State of America, to Landlord, in care of Woodmont Real Estate Services, 1050 Ralston Avenue, Belmont, CA 94002, Attn:
                  Tom Robertson, or at such other place as Landlord may designate. Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and shall in all events be paid without any deduction, set-off or counterclaim (including, without limitation, the provisions of California Civil Code Sections 1941 and 1942 or any other Law now or hereafter in effect which would give Tenant the right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises, which rights Tenant expressly waives hereby) and without relief from any valuation or appraisement laws. Landlord and Tenant agree that it would be impossible or extremely impracticable to determine the actual amount of damages Landlord would sustain in the event Tenant fails to pay Rent or additional charges due hereunder within the times required hereunder. Therefore, Landlord and Tenant agree that if Tenant shall fail to pay any Rent or additional charges payable by Tenant hereunder within five (5) days after the due date, Tenant shall pay to Landlord, as liquidated damage to compensate Landlord for its administrative costs resulting from such failure, a late payment charge equal to ten percent (10%) of such unpaid amounts. In addition to such late charge, any Rent not paid more than fifteen (15) days after due shall accrue interest from the due date at the Default Rate, until payment is received by Landlord. Such late payment charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. Landlord may apply payments received form Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

                                    ARTICLE 4

                              COMMENCEMENT OF TERM

         The Commencement Date set forth in Article 1 shall be delayed and Rent shall be abated to the extent that Landlord fails: (i) after October 7, 1999, to provide Tenant eight (8) hours per day access to the Premises for Tenant to install its telephone and LAN wires, only as to the number of days from October 8, 1999 through October 17, 1999 that such access was not provided, or (ii) to deliver possession of the Premises for any other reason, including but not limited to holding over by prior occupants, except to the extent that Tenant, its contractors, agents or employees in any way contribute to either such failures. If Landlord so fails for a thirty (30) day initial grace period, Tenant shall have the right to terminate this Lease by written notice to Landlord any time thereafter. Any such delay in the Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the abatement of Rent and right to terminate this Lease as described above. Upon any such termination, Landlord and Tenant shall be entirely relieved of their obligations hereunder, and any Security Deposit (as defined in Article 35) and Rent payments shall be returned to Tenant. During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent. Landlord shall permit early entry, provided the Premises are legally available and Landlord has completed any work required under Exhibit B hereto.

         During such period prior to the Commencement Date that Tenant is provided access to the Premises, Tenant shall use all reasonable efforts to follow the instructions of the existing tenant thereof and to minimize interference with said tenant's business and employees. If such existing tenant shall direct Tenant to leave the Premises, Tenant shall so leave. If Landlord indemnifies said existing tenant for losses and damages, including lost business, due to Tenant's actions or inactions during such early access, and Landlord actually pays such losses and damages, then Tenant shall reimburse Landlord therefor, and such obligation shall constitute Rent hereunder. If the existing tenant does not permit such access, this Lease shall remain in full force and effect, such failure shall operate only to defer the Commencement Date as set forth above, and shall not constitute a default on Landlord's part under this Lease.

         This lease is conditioned upon Tenant delivering to Landlord: (a) By Noon, October 1, 1999, a letter of comfort from Wells Fargo Bank ("WFB") regarding the Letter of Credit; and (b) By 5:00 p.m., October 5, 1999, the

Letter of Credit in the form attached hereto, expiring no less than one (1) year after issuance, from a bank reasonably acceptable to Landlord. Landlord accepts WFB. Tenant will use its best efforts to satisfy said conditions.

                                    ARTICLE 5

                              CONDITION OF PREMISES

         Tenant has inspected the Premises, Property, Systems and Equipment (as defined in Article 25), or has had an opportunity to do so, and agrees to accept the same "as is" without any agreement, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

                                    ARTICLE 6

                                  USE AND RULES

         (A) Tenant shall use the Premises for offices (the "Permitted Use") and no other purpose whatsoever, in compliance with all applicable Laws, and without disturbing or interfering with any other tenant or occupant of the Property. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies, or an increase in the premiums thereunder. Tenant shall comply with all rules set forth in EXHIBIT C attached hereto (the "Rules"). Landlord shall have the right to reasonably amend such Rules and supplement the same with other reasonable Rules (not expressly inconsistent with this Lease) relating to the Property, or the promotion of safety, care cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days' notice thereof to Tenant. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give Tenant or any other Person (as defined in Article 25) any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property, or out of the enforcement or waiver of the Rules by Landlord in any particular instance.

         (B) Landlord shall have the right at any time and from time to time to change, add to, subtract from, or alter any part of the Property, to dedicate portions of the Property for governmental purposes and to convey portions to others, so long as such changes do not materially adversely affect the character of the Building as a whole. Landlord shall not be subject to liability nor shall Tenant be entitled to compensation or diminution or abatement of Rent because of such changes. Landlord shall use reasonable efforts not to interfere unreasonably with the normal business operations of Tenant, but Landlord shall not be liable to Tenant for interference or inconvenience caused by any action of Landlord under the provisions of this Paragraph. Landlord reserves the right, from time to time, to utilize and reserve portions of the Property for kiosks, displays or other uses.

         (C) Tenant shall be open for business during the entire Term of this Lease and shall conduct its business in a first class and reputable manner. Tenant shall furnish, install and maintain in the Premises all equipment and facilities properly necessary for Tenant's Permitted Use of the Premises. Tenant, at its sole cost and expense, shall comply with all Laws and with requirements of Landlord's insurance underwriters, applicable fire rating bureaus or similar bodies, now or hereafter in effect pertaining to the Premises or Tenant's use or occupancy of the Premises or the acts or omissions of Tenant in the Premises, irrespective of whether such Laws or requirements are foreseen, unforeseen, ordinary, extraordinary or substantial, or whether such compliance is required because of changes in Laws or by expansion and/or modifications of the Premises or the Building or necessitates structural changes or improvements or interferes with the use and enjoyment of the Premises. Landlord makes no representation that Tenant's proposed Permitted Use of the Premises will comply with applicable zoning requirements or other Laws. Tenant, at its sole cost and expense, shall promptly comply with all requirements of all municipal, state, and federal authorities not in force, or which may hereafter be in force relating to, or affecting the condition, use or occupancy of, the Premises. The parties agree that Tenant shall be solely responsible for obtaining, at Tenant's sole cost and expense, a certificate of occupancy and any other governmental approvals as may be imposed or required to enable Tenant to lawfully conduct its business pursuant to Tenant's Permitted Use. Tenant shall have no right, nor shall Landlord have any obligation, to apply for any variances, special use permits, request for zoning change, or any other modification or alteration that would otherwise affect Landlord or alter in any way Landlord's current and permitted use of the Property. Tenant shall conform its Permitted Use so as to not cause any change in occupancy category or group under any applicable building codes or necessitate any alteration or modification of any portion of the Property (whether or not structural in nature).

         (D) Without limiting the generality of the other provisions of this
Article 6, Tenant shall not (1) use the Premises for the preparation in any manner of any food or beverages (except as may be permitted in the Rules); (2) cause, maintain, or allow any waste or nuisance in, on or about the Premises;
(3) permit on the Premises a substance or material which presents a fire, explosion or other hazard; (4) sell lottery tickets in or from the Premises; (5) conduct sales in or from the Premises unless otherwise so provided under Tenant's Permitted Use; (6) disturb the quiet enjoyment of the Building by another tenant or occupant, or obstruct or interfere with the rights of others;
(7) allow the Premises to be used for improper, immoral or objectionable purposes; (8) do any act tending to injure the reputation of the Building; (9) permit noise or odors in the Premises which are objected to by Landlord or by a tenant or an occupant of the Building; or allow noise, vibrations or odors to carry outside the Premises; (10) permit the operation of coin-operated or vending machines or pay telephones on the Premises, other than in areas reserved solely for the use of Tenant's employees; (11) use areas outside the Premises for storage or for any other purpose not otherwise permitted under this Lease;
(12) permit the use of the Premises as sleeping or living quarters, or lodging rooms; (13) install radios, televisions or other devices exterior to the Premises or erect an aerial on the roof or exterior walls of the Building; (14) do, omit, or permit to be done or omitted anything which shall cause insurance premiums with respect to all or part of the Building or the Premises to be incurred or insurance coverage to be increased or insurance coverage to be cancelled (Landlord agrees that Tenant's Permitted Use of the Premises pursuant to this Article 6, if in strict conformity with the provisions of the Lease, shall not constitute a violation of this subsection); (15) receive, deliver or remove merchandise, supplies or equipment, or remove or store refuse, other than in areas approved in advance in writing by Landlord; (16) use the Premises or permit anything to be done in, on, or about the Premises which will in any way conflict with any Laws now in force or which may hereafter be enacted or promulgated; or (17) bring into the Premises any chemicals or other items that are included in any list or definition of hazardous chemicals, materials or waste published by any federal, state or local governing or regulatory body, or any such chemicals, materials or waste which would trigger any employee "right-to-know" or notification provisions adopted by any such bodies.

                                    ARTICLE 7

                             SERVICES AND UTILITIES

         Landlord shall provide during Normal Business Hours (as defined in Article 25) the following services and utilities (the cost of which shall be included in Operating Expenses unless otherwise stated herein or in any separate rider hereto):

         (A) Electricity for standard building office lighting fixtures, and equipment and accessories customary for offices (up to 215 hours per month) where: (1) the connected electrical load of all the same does not exceed an average of 4 watts per square foot of the Premises (or such lesser amount as may be available, based on the safe and lawful capacity of the existing electrical circuit(s) and facilities serving the Premises), (2) the electricity will be at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building), and (3) the safe and lawful capacity of the existing electrical circuit(s) serving the Premises is not exceeded.

         (B) Heat to provide a temperature required, in Landlord's reasonable opinion and in accordance with applicable law, for occupancy of the Premises during Normal Business Hours, except on Holidays (as defined in Article 25). Landlord shall not be responsible for inadequate ventilation to the extent the same occurs because Tenant uses any item of equipment consuming more than 500 watts at rated capacity without providing adequate ventilation therefor.

         (C) Water for drinking, lavatory and toilet purposes at those points of supply provided for the nonexclusive general use of Tenant with other tenants at the Property.

         (D) Customary office cleaning and trash removal service Monday through Friday (or Sunday through Thursday) in and about the Premises.

         (E) Operatorless passenger elevator service and freight elevator service (subject to scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors.

         (F) In the event any municipal, state, federal or other regulatory body (whether judicial, executive or legislative) imposes mandatory controls on Landlord or the Property (including the common areas) relating to the use or conservation of energy or water, gas, light or electricity or the reduction of automobile use or automobile or other emissions, or in the event such a body requests voluntary cutbacks or conservation, or suggests voluntary guidelines for the use of energy or water, gas, light or electricity usage or the reduction of automobile use or automobile or other emissions and Landlord (in its absolute discretion) deems it advisable, appropriate or necessary to comply with such voluntary cutbacks, conservation or guidelines, Landlord may comply with such mandatory or voluntary controls to the extent it can control the use of energy or light, gas, water or electricity at the Property (including the common areas) or the reduction of automobile use or automobile or other emissions. No such compliance shall in any event constitute a partial or complete eviction of Tenant hereunder, nor shall it entitle Tenant to any abatement or mitigation of Rent or other charges, nor shall Landlord in any way be liable for damages or injury caused thereby to Tenant's property, employees, customers, or suppliers. In the event the local trash removal authority requires separation of trash for recycling, Tenant shall comply with all such requirements.

         Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such system and any supplementary ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord's reasonable charges for the amount of excess services or utilities used by Tenant.

         Landlord does not warrant that any services or utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages.

                                    ARTICLE 8

                              ALTERATIONS AND LIENS

         Tenant shall make no additions, changes, alterations or improvements (the "Work") to the Premises or the Systems and Equipment (as defined in Article
25) pertaining to the Premises without the prior written consent of Landlord. Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, posting bonds, obtaining insurance, prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, use of union labor (if Landlord uses union labor), affidavits from engineers acceptable to Landlord stating that the Work will not adversely affect the Systems and Equipment or the structure of the Property, and requirements as to the manner and times in which such Work shall be done. All Work shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises and Property and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Work be performed under Landlord's supervision. In all cases, other than for painting and carpeting, Tenant shall pay Landlord a reasonable fee equal to five percent (5%) of the total cost of the proposed Work to cover Landlord's overhead in reviewing Tenant's plans and specifications and performing any supervision of the Work. If Landlord consents to or supervises the Work, such consent and/or supervision shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Work.

         Tenant shall keep the Property and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Work on or respecting the Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Work on the Premises (or such





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

additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Property or Premises to any liens or encumbrances whether claimed by Operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void or, at Landlord's option, shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises.

                                    ARTICLE 9

                                     REPAIRS

         (A) Except for customary cleaning and trash removal provided by Landlord under Article 7, and damage covered under Article 10, Tenant shall keep the Premises in good and sanitary condition, working order and repair (Including without limitation, carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly arrange for the same either through Landlord for such reasonable charges as Landlord may from time to time establish, or such contractors as Landlord generally uses at the Property, or such other contractors as Landlord shall first approve in writing. Any such repairs or maintenance shall be performed in a first class, workmanlike manner and such repairs, maintenance and replacements shall be of a quality and class equal to or better than the original work or item, subject to approval by Landlord in advance in writing. If Tenant does not promptly make such arrangements and complete such repairs or maintenance in a manner and quality acceptable to Landlord, Landlord may, but need not, make such repairs, maintenance and replacements, and the costs paid or incurred by Landlord therefor shall be reimbursed by Tenant promptly after request by Landlord. Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to areas of the Property outside the Premises, caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence or for damage covered under Article 10, Landlord shall keep the common areas of the Property in good and sanitary condition, working order and repair (the cost of which shall be included in Operating Expenses, as described in Article 25, except as limited therein).

         (B) Except as otherwise provided in Article 10 relating to destruction or Article 12 relating to a taking by power of eminent domain, there shall be no allowance, abatement or offset of Rent or other charges payable hereunder, or liability to Tenant for diminution of rental value or interference with Tenant's business and no claim by Tenant for eviction from the Premises by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, replacements or improvements made to the Premises, the Building, the common areas, the Property or any portion thereof by Landlord, its agents, employees or contractors, or by Landlord's mortgagee or by a beneficiary under a deed of trust covering the Premises. To the extent Landlord may be responsible for repairs under this Lease, Landlord shall not be liable to Tenant for failure to make repairs to the Premises, the Building, the common areas, the Property or any portion thereof, unless Landlord has received from Tenant written notice of the need for such repairs and has failed to commence and diligently proceeded to complete such repairs within a reasonably practicable time thereafter. In no event shall Tenant be entitled to make such repairs itself and deduct or offset the cost thereof against the Rent or other charges payable hereunder. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect, including, but without limitation, the provisions of Sections 1941 and 1942 of the California Civil Code.

         (C) Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof except as may be specified in Exhibit B hereto.

                                   ARTICLE 10

                                 CASUALTY DAMAGE

         If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Holder (as defined in Article 25), or any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease and not occupied by Tenant as a result thereof (unless Tenant or its employees or agents caused the damage). Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least ninety (90) days for Tenant to vacate the Premises), if the Property shall be materially damaged by Tenant or its employees or agents, or if the Property shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within 120 days after the casualty without the payment of overtime or other premiums, (b) more than 25% of the Premises is affected by the damage, and fewer than 24 months remain in the Term, or any material damage occurs to the Premises during the last 12 months of the Term,
(c) any Holder (as defined in Article 25) shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered by Landlord's insurance policies, or (d) the cost of the repairs, alterations, restoration or improvement work would exceed 25% of the replacement value of the Building, or the nature of such work would make termination of this Lease necessary or convenient. Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises or Property, including all rights under California Civil Code, Sections 1932(2), 1933(4), and 1942, as the same may be modified or replaced hereafter. Tenant acknowledges that this Article represents the entire agreement between the parties respecting damage to the Premises or Property.

                                   ARTICLE 11

                  INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

         (A) Tenant shall maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than Two Million Dollars ($2,000,000) combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Such insurance shall be on an occurrence basis, shall name Landlord, San Francisco Property Company-Pacific, and Trans-Pacific Partners Company as additional insureds and shall include endorsements for Tenant's indemnity obligations hereunder. Tenant shall also maintain during the Term workers' compensation insurance as required by statute, and primary, noncontributory, "all-risk" property damage insurance covering Tenant's personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type (including sprinkler leakage, bursting or stoppage of pipes), explosion, business interruption (in an amount sufficient to pay at least twelve (12) months Rent), and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts of not more than Five Thousand Dollars ($5,000)).

         (B) Tenant shall provide Landlord with certificates evidencing such coverage (and, with respect to liability coverage, showing Landlord, San Francisco Property Company-Pacific, and Trans-Pacific Partners Company as additional insureds) prior to the Commencement Date, which shall state that such insurance coverage may not be changed or cancelled without at least thirty (30) days' prior written notice to Landlord, and Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Landlord may periodically, but not more often than every five (5) years, require that Tenant reasonably increase the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be "blanket policies." All insurance required hereunder shall be provided by responsible insurers and Tenant's insurer shall be reasonably acceptable to Landlord. By this Article, Landlord and Tenant intend that their respective property loss risks shall be borne by their respective insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

                                   ARTICLE 12

                                  CONDEMNATION

         If the whole or any material part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' written notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises is permanently taken, or if access to the Premises is permanently materially impaired. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish or delay the award available to Landlord or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.

                                   ARTICLE 13

                              RETURN OF POSSESSION

         At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in the condition required under Article 9, ordinary wear and tear excepted, and shall surrender all keys, any key cards, and any parking stickers or cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all trade fixtures and personal property. All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease (including, without limitation, the indemnity obligations in Article 27), and all obligations or rights of either party hereunder expressly arising on or following such expiration or earlier termination (including without limitation the provisions of this Article), shall survive such expiration or earlier termination. All improvements, fixtures, and other items in or upon the Premises (except trade fixtures and personal property belonging to Tenant), whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, if prior to such termination or within ten (10) days thereafter Landlord so directs by written notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition in which it existed prior to the installation of such items. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession shall, at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same. Notwithstanding anything to the contrary contained in this Lease (but subject to any obligation of Tenant under this Lease to repair damage caused by the removal of Tenant's fixtures, equipment or other property as provided for herein), Tenant shall surrender the Premises in broom clean condition subject to normal wear and tear and to damage caused by casualty.

                                   ARTICLE 14

                                  HOLDING OVER

         Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord one hundred fifty percent (150%) of the amount of Rent then applicable, or the highest amount permitted by Law, whichever shall be less, for each month (and the full such monthly amount for any partial month) Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 13). Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of the Lease, Landlord may serve written notice to Tenant, advising Tenant of the amount of Rent and other terms required should Tenant desire to enter a month-to-month tenancy. If Tenant shall hold over more than one (1) full calendar month after such notice, Tenant shall thereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord's notice (except that Tenant shall not be entitled to any renewal or expansion rights contained in this Lease or any amendments hereto).

                                   ARTICLE 15

                                    NO WAIVER

         No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provisions of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee (as defined in Article 21), shall not constitute a waiver of Landlord's right to approve any Transfer (as defined in Article 21).

                                   ARTICLE 16

                         ATTORNEYS' FEES AND JURY TRIAL

         In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury.

                                   ARTICLE 17

               PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES

         Tenant shall pay prior to delinquency all taxes, assessments, license fees, charges or other governmental impositions assessed against or levied or imposed upon Tenant's business operations, or upon Tenant's leasehold interest, or Tenant's fixtures, furnishings, equipment and personal property located in the Premises, and any Work to the Premises under Article 8 or the Work Agreement. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the Property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant's property. Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease.

                                   ARTICLE 18

                                    APPROVALS

         Unless expressly provided in this Lease to the contrary (and except for matters affecting the structure, safety or security of the Property, or the appearance of the Property from any common or public areas), whenever Landlord's approval or consent is expressly required under this Lease (including Article
21) or any other agreement between the parties, Landlord shall not unreasonably withhold or delay such approval or consent (reasonableness shall be a condition to Landlord's enforcement of such consent or approval requirement, and not a covenant). If Tenant believes Landlord has unreasonably withheld or delayed giving such approval or consent, Tenant's sole and exclusive remedy shall be to request a court of competent jurisdiction to grant injunctive relief to compel Landlord to grant such approval or consent, and Tenant expressly waives any and all rights it may have, now or in the future, to bring an action or make a claim for any other relief, including without limitation declaratory judgment, damages or other monetary relief including, but not limited to, punitive damages.

                                   ARTICLE 19

               SUBORDINATION, ATTAINMENT AND MORTGAGEE PROTECTION

         (A) SUBORDINATION AND ATTORNMENT. This Lease is subject and subordinate to all Mortgages (as defined in Article 25) now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. If any foreclosure proceedings are initiated by any Holder (as defined in Article 25) or a deed in lieu of such foreclosure is granted, Tenant agrees, upon written request of any such Holder, purchaser at foreclosure sale or grantee of a deed in lieu of foreclosure, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment (provided such Holder or purchaser or grantee shall agree to accept this Lease and not disturb Tenant's occupancy, and so long as Tenant does not default and fail to cure within the time permitted hereunder). However, in the event of attornment, no Holder, purchaser at foreclosure sale or grantee of a deed in lieu of foreclosure shall be: (i) liable for any act or omission of Landlord or subject to any offsets or defenses which Tenant might have against Landlord (prior to such party becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent, in excess of Rent for the month in which such party becomes Landlord under such attornment, not actually received by such party, or (iii) bound by any future modification of this Lease not consented to by such party. Any Holder may elect to make this Lease prior to the lien of its Mortgage by giving written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage.

         (B) MORTGAGEE PROTECTION. Notwithstanding anything herein to the contrary, Tenant shall not have any duty to send any notice referred to in Paragraphs (i) and (ii) of this Article 19, Section (B) to any Holder who does not by written notice to Tenant specify the address to which copies are to be sent. All notices and copies of notices required to be sent or delivered pursuant to Paragraphs (i) and (ii) of this Article 19, Section (B) shall be sent in the same manner as notices otherwise are to be sent under the terms of this Lease. Any Holder's address for receipt of notices may be changed by written notice to Tenant.

                  (i) Tenant shall send to all Holders a copy of all notices of default sent by Tenant to Landlord.

                  (ii) Notwithstanding anything to the contrary contained in the Lease and subject to any limitation on Tenant's rights to terminate the Lease otherwise contained in the Lease, Tenant may seek to terminate the Lease pursuant to any express provision therein contained only after Tenant has sent to each Holder a written notice specifying the reason for such purported termination and:

                           (a) In the event such reason constitutes a failure by
Landlord to pay any funds to Tenant or to any other party, no such Holder cures such failure within thirty (30) days after receipt by all Holders of the written notice of default from Tenant;

                           (b) In the event of any other reason which may be
specified in the Lease susceptible of being cured by any Holder, no Holder commences within thirty (30) days after receipt by all Holders of written notice of such reason from Tenant the work of curing such matter and carries the same to completion with all reasonable dispatch. So long as any Holder is proceeding diligently pursuant to any of the provisions of this Paragraph (ii) or is otherwise attempting to remedy the situation giving rise to Tenant's right to terminate the Lease, Tenant's rights so to terminate the Lease shall be suspended. Once the Holder has so proceeded, Tenant may not commence any proceeding or other efforts to terminate the Lease without prior written notice to all Holders.

                  (iii) Any Holder shall have the right to perform any obligations of Landlord under the Lease, and Tenant shall accept such performance by or at the instance of any Holder as if the same had been made by Landlord. Subject to the provisions of Paragraph (ii) above, no default shall be deemed to exist under the Lease if proceedings shall in good faith have been commenced promptly to rectify the same and prosecuted to completion with diligence.

                  (iv) Nothing herein contained shall be deemed to require any Holder to continue with any foreclosure or any other proceedings against Landlord's interest or with efforts to obtain a deed in lieu of foreclosure or, once having obtained possession of the premises, to continue in possession thereof.

                  (v) Landlord and Tenant shall cooperate and agree to include in the Lease by suitable amendment from time to time any provision which may reasonably be requested by any proposed Holder for purposes of implementing the lender protection provisions herein contained.

                                   ARTICLE 20

                              ESTOPPEL CERTIFICATE

         Tenant shall from time to time, within ten (10) days after written request from Landlord, execute, acknowledge and deliver a statement in the form of Exhibit D attached hereto (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect (or, if this Lease is claimed not be in force and effect, specifying the grounds therefor) and any dates to which the Rent has been paid in advance, and the amount of any Security Deposit, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder (or specifying such defaults if any are claimed), and (iii) certifying such other matters as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Holders, insurance carriers, auditors, or prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Landlord acting in good faith shall be authorized as Tenant's attorney-in-fact to execute such statement on behalf of Tenant, and Tenant shall be deemed to have agreed with the matters set forth therein.

                                   ARTICLE 21

                            ASSIGNMENT AND SUBLETTING

         (A) TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which consent shall be given only upon the satisfaction of the conditions contained in this Article 21 as set forth below: (i) assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons (as defined in Article 25) other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than fifteen (15) business days nor more than one hundred eighty (180) days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, (d) current, audited financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and prior experience in owning and operating other businesses, (e), the proposed use of the

Subject Space by the proposed Transferee, and (f) such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect (unless waived in writing by Landlord), or shall constitute a Default under this Lease. Whether or not Landlord shall consent to the Transfer and to the Transferee, Tenant shall pay: (i) Five Hundred Dollars ($500) towards Landlord's review and processing expenses at such time as the request is made, and (ii) any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

         (B) APPROVAL. Landlord will not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice, provided that the following conditions are satisfied: (i) Transferee is of a character or reputation or engaged in a business which is consistent with the quality of the Property and would not be a significantly less prestigious occupant of the Property than Tenant, (ii) Transferee intends to use the Subject Space for purposes which are permitted under this Lease, (iii) the Subject Space is not less than the entire area of the Premises; provided, however, that Landlord may in its sole and absolute discretion permit a Transfer of less than all of the Premises subject to such conditions Landlord deems applicable, including without limitation the condition that the Subject Space be regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, (iv) Transferee is not a governmental agency or instrumentality, or a Person with whom Landlord or any agent of Landlord has solicited or is negotiating with as a potential tenant at the Property, (v) Transferee has a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vi) Tenant is not in Default hereunder either at the time Tenant requests consent to the proposed Transfer or on the effective date of the Transfer, and (vii) Tenant and Transferee execute documentation concerning the Transfer which is reasonably acceptable to Landlord, including without limitation a sublease or assignment and a Landlord's consent on Landlord's form, all of which shall be delivered to Landlord prior to the Transfer. Subject to the satisfaction of the foregoing conditions, Landlord's consent to any Transfer shall not be unreasonably withheld.

         (C) TRANSFER PREMIUM. If Landlord consents to a Transfer and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to Transferee, and any customary brokerage commissions paid in connection with the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

         (D) RECAPTURE. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) business days after receipt of Tenant's notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or, at Landlord's option, shall caused the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If this Lease shall be cancelled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect and, upon request of either party, the parties shall execute written confirmation of the same.

         (E) TERMS OF CONSENT. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including among other things Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (iv) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Tenant shall furnish, upon Landlord's request, a complete statement certified by an independent certified public accountant, or Tenant's




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

chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to:
(aa) treat such sublease as cancelled and repossess the Subject Space by any lawful means, or (bb) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default and fail to cure within the time permitted for cure under Article 23(A), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured.

         (F) CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change (voluntary, involuntary or by operation of law) of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve (12) month period, or the dissolution of the partnership, or (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or (iii) within a twelve (12) month period: (aa) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift of death or (bb) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of Tenant's net assets.

                                   ARTICLE 22

                           RIGHTS RESERVED BY LANDLORD

         Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including without limitation the following rights:

         (A) To change the name or street address of the Property; install and maintain signs on the exterior and interior of the Property; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to Tenant's Permitted Use; and have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service.

         (B) To enter the Premises at reasonable hours for reasonable purposes, including inspection and the supplying of cleaning service or other services to be provided Tenant hereunder; to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers, at reasonable hours; and, if Tenant shall abandon the Premises at any time, or shall vacate the same during the last six (6) months of the Term, to decorate, remodel, repair, or alter the Premises.

         (C) To limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measure deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

         (D) To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements or alterations in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may




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

enter upon the Premises and take into and upon or through the Premises all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors.

         (E) To substitute for the Premises other premises (herein referred to as the "new premises") at the Property provided: (i) the new premises shall be similar to the Premises in area, (ii) Landlord shall give Tenant at least thirty
(30) days' written notice before making such change, and the parties shall execute an amendment to the Lease confirming the change within thirty (30) days after either party shall request the same; and (iii) if Tenant shall already have taken possession of the Premises: (aa) Landlord shall pay the direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the new premises and improving the new premises so that they are substantially similar to the Premises, and, (bb) such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant.

         In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall (i) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), and (ii) take reasonable steps to minimize any interference with Tenant's business.

                                   ARTICLE 23

                               LANDLORD'S REMEDIES

         (A) DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant which, if not cured within any applicable time permitted for cure below, shall give rise to Landlord's remedies set forth in Paragraph (B) below: (i) failure by Tenant to make when due any payment of Rent; (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by Tenant (other than the payment of Rent) unless such failure is cured within thirty (30) days after written notice by Landlord to Tenant (or such shorter period expressly provided elsewhere in this Lease); (iii) failure by Tenant to comply with the Rules, unless such failure is cured within five (5) days after notice; (iv) vacation of all or a substantial portion of the Premises for more than thirty (30) consecutive days or the failure to take possession of the Premises within sixty
(60) days after the Commencement Date; (v) either (aa) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, or (bb) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days), or (cc) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease (unless possession is restored to Tenant within thirty (30) days), or (cc) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease (unless possession is restored to Tenant within thirty (30) days), or (dd) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, or (ee) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (ff) Tenant's or any Guarantor's insolvency or admission of an inability to pay its debts as they mature; (vi) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer under Article 21; (vii) Tenant's failure to deliver, within thirty (30) days of then extant expiration date, a one (1) year extension to the Letter of Credit; or (viii) failure by Tenant to cure within any applicable times permitted thereunder any default under any other lease for space at the Property, now or hereafter entered into by Tenant (and any Default hereunder not cured within the times permitted for cure herein shall, at Landlord's election, constitute a default under any such other lease or leases). Failure by Tenant to comply with the same term or condition of this Lease on three (3) occasions during any twelve (12) month period shall cause any failure to comply with such term or condition during the succeeding twelve (12) month period, at Landlord's option, to constitute an incurable Default, if Landlord has given Tenant notice of each such failure within ten (10) days after each such failure occurs. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

         (B) REMEDIES. In the event of any Default by Tenant as provided in
Article 23(A) above, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a




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

right or remedy which Landlord may have by reason of such Default and in addition to any other right or remedy Landlord may have at law or in equity (all of which remedies shall whenever possible be deemed to be cumulative and not exclusive) exercise any or all of the following remedies:

                  (i) Terminate this Lease and recover damages as provided by California Civil Code Section 1951.2, including without limitation all Costs of Reletting (as defined in Paragraph (D) below) and recovery of the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of Rent loss for the same period that the Tenant proves could have been reasonably avoided, as computed pursuant to subsection (b) of California Civil Code Section 1951.2.

                  (ii) Continue this Lease in effect even though Tenant has breached the Lease and abandoned the Premises and enforce all of Landlord's rights and remedies under this Lease, as provided by California Civil Code
Section 1951.4, including the right to recover Rent as it becomes due for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

                  (iii) Following Tenant's vacation or abandonment of the Premises or issuance of a court order or judgment giving Landlord the right to possession of the Premises, enter the Premises and remove therefrom all persons not claiming rights as tenants and all property, and store such property in a public warehouse or elsewhere at the cost and expense of and for the account of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all such property as a public or private sale in such manner and at such times and places as Landlord may deem proper, without notice to or demand upon Tenant, and apply the proceeds therefrom pursuant to applicable California law.

                  (iv) Have a receiver appointed for Tenant, upon application by
Landlord: (aa) to take possession of the Premises; (bb) to apply any Rent collected from the Premises first to the costs of such receivership, then to all amounts (other than Rent) owing under this Lease, and then to Rent owing under this Lease; and (cc) to exercise all other rights and remedies granted to Landlord pursuant to Article 23(B)(iii) above.

         The remedies set forth in this Article 23(B) shall be subject to applicable law including, but not limited to, the unlawful detainer statutes of the State of California.

         (C) SPECIFIC PERFORMANCE AND COLLECTION OF RENT. Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraph (B) above or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law: (i) to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, and
(ii) to sue for and collect any unpaid Rent which has accrued as provided in Paragraph (B) above.

         (D) CERTAIN DEFINITIONS. "Costs of Re-Letting" shall include, without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys' fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with Replacement Tenants, and costs of collecting rent from Replacement Tenants. "Replacement Tenants" shall mean any Persons (as defined in Article 25) to whom Landlord relets the Premises or any portion thereof pursuant to this Article.

         (E) OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Law, all rent and other consideration paid by any Replacement Tenants shall be applied: first, to the Costs of Re-Letting, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and




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

applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Default by Tenant hereunder unless and until the Default has been cured within the times permitted hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.

         (F) LETTER OF CREDIT. If Landlord draws against the Letter of Credit, Landlord shall, immediately upon final determination of its full remedies and damages hereunder, return the excess, if any, of such drawn amount over said remedies and damages.

                                   ARTICLE 24

                            LANDLORD'S RIGHT TO CURE

         If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord; provided, however, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such default within such thirty (30) day period, and thereafter reasonably seeks to cure such default to completion. The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons, and other causes beyond Landlord's reasonable control. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, however, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, nor claim an actual or constructive eviction or disturbance of Tenant's use or possession of the Premises, unless, until and only to the extent that Tenant shall have obtained a valid judgment by a court of competent jurisdiction.

                                   ARTICLE 25

                     CAPTIONS, DEFINITIONS AND SEVERABILITY

         The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms of provisions hereof, or its enforceability with respect to any other Person, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such Person.

         (A) "Building" shall mean the structure identified in Article I of this Lease.

         (B) "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

         (C) "Holder" shall mean the holder of any Mortgage (including without limitation the beneficiary of a deed of trust) at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

         (D) "Holidays" shall mean all federally observed holidays, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, Christmas Day and, to the extent of utilities or services provided by union members engaged at the Property, such other holiday observed by such unions.

         (E) "Landlord" and "Tenant" shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there by more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns, and the word "Tenant" shall include Tenant's assignees, subtenants, concessionaires, licensees and other Transferees (as defined in Article 21(A)) or as the context may require.

         (F) "Law" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Property is located, and decisions of federal courts applying the Laws of such State.

         (G) "Letter of Credit" shall mean a letter of credit, in the form attached to this Lease, in the amount of $300,000.00. If, at the end of this Lease, no Default has occurred or is continuing, the Letter of Credit shall be returned to the Tenant.

         (H) "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness nor or hereafter secured thereby and all interest thereon.

         (I) "Normal Business Hours" shall mean Monday through Friday, 8:00 a.m. to 6:00 p.m., excluding Holidays, subject to reasonable revision from time to time by Landlord.

         (J) "Operating Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature which Landlord shall pay during any calendar year any portion of which occurs during the Term, because of or in connection with the ownership, management, repair, maintenance, restoration and operation of the Property including, without limitation, any amounts paid for:
(a) utilities for the Property, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating and ventilating,
(b) permits, licenses and certificates necessary to operate, manage and lease the Property, (c) insurance applicable to the Property, not limited to the amount of coverage Landlord is required to provide under this Landlord, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property, (e) accounting, legal, inspection, consulting, concierge and other services, (f) any equipment rental (or installment equipment purchase or equipment financing agreements), or management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts), (g) wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons engaged in the operation, maintenance or security of the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, (h) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development, and
(i) operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components), janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs and walkways, re-paving and re-striping parking facilities, and roof repairs. If the Property is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of variable Operating Expenses (i.e., those items which vary according to occupancy levels) that would have been paid had the Property been fully occupied, and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such year. If Landlord makes such an adjustment, Landlord shall make a comparable adjustment for the Base Year. Notwithstanding the foregoing, Operating Expenses shall not, however, include:





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

                  (i) depreciation, interest and amortization on Mortgages, and other debt costs or ground lease payments, if any; legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to and paid directly by, any tenant; any costs expressly excluded from Operating Expenses elsewhere in this Lease; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received); and

                  (ii) capital expenditures, except those: (a) made primarily to reduce Operating Expenses, or to comply with any Laws or other governmental requirements, or (b) for replacements (as opposed to additions or new improvements) of non-structural items located in the common areas of the Property required to keep such areas in good condition; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of: (i) their useful lives, (ii) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures, or (iii) three (3) years.

         (K) "Person" shall mean an individual, trust, partnership, joint venture, association, corporation, and any other entity.

         (L) "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalk, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment (as defined in this Article), fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

         (M) "Rent" shall have the meaning given in Article 3(F).

         (N) "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable wires, and other equipment, facilities, and systems designed to supply heat, ventilation, and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

         (O) "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges, or other impositions of every kind and nature, whether general, special, ordinary or extraordinary including, without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (unless required to be paid by Tenant under Article 17), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Property which are payable during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing and operation of the Property. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes," except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds shall be deducted from Taxes in the year they are received by Landlord, but if such refund shall relate to Taxes paid in a prior year of the Term, and the Lease shall have expired, Landlord shall mail Tenant's Prorata Share of such net refund (after deducting expenses and attorneys' fees and up to the amount Tenant paid towards Taxes during such year), to Tenant's last known address. If Taxes for the Base Year are adjusted as the result of protest or by means of agreement, Tenant shall pay Landlord within thirty (30) days after written notice any additional amount required by such adjustment for any such years or portions thereof that have theretofore occurred. If Taxes for any period during the Term or any extension thereof shall be increased after payment thereof by Landlord, for any reason including without limitation error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Prorata Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, or the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.

         (P) "Tenant's Prorata Share" of Taxes and Operating Expenses shall be the percentage set forth in the Basic Lease Information. If, after the Commencement Date, the Rentable Area of the Premises or the Building changes, Tenant's Prorata Share shall be appropriately adjusted.

                                   ARTICLE 26

                      CONVEYANCE BY LANDLORD AND LIABILITY

         In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof in which the Premises is located to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise on or after the date of conveyance, including the return of any Security Deposit, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises, shall be limited to the interest of Landlord in the Property (and the rental proceeds thereof). Tenant agrees to look solely to Landlord's interest in the Property (and the rental proceeds thereof) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Article shall apply equally and inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding the foregoing to the contrary, Landlord shall have personal liability for insured claims, beyond Landlord's interest in the Property (and rental proceeds thereof), to the extent of Landlord's liability insurance coverage available for such claims.

                                   ARTICLE 27

                                 INDEMNIFICATION

         (A) Tenant, as a material part of the consideration to be rendered to Landlord, waives any and all claims against Landlord for damages by reason of any death of or injury to any person or persons, including Tenant, Tenant's agents, servants, and employees, or third persons in or about the Premises or the Property or any injury to property of any kind whatsoever and to whomsoever belonging, including property of Tenant, arising at any time and from any cause other than by reason of the gross negligence or willful misconduct of Landlord, its employees or agents, while in, upon, or in any way connected with the Premises, the Property or the area adjacent thereto.

         (B) Except to the extent arising from the gross negligence or willful misconduct of Landlord, its employees or agents, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and attorneys' fees arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the Premises, or caused by or in connection with any violation of this Lease or use of the Premises or Property by, or any other act or omission of, Tenant, any other occupant of the Premises, or any of their respective agents, employees, contractors or guests. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in Article 8, the installation, maintenance, use or removal of any "Lines" located in or serving the Premises as described in Article 29, and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release, or discharge of any "Hazardous Material" as described in Article 30 (whether or not any of such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees.

         (C) The foregoing indemnity obligation of Tenant shall include all reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this Article 27 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

                                   ARTICLE 28

               SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

         The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 11. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

                                   ARTICLE 29

                        COMMUNICATIONS AND COMPUTER LINES

         (A) Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively, the "Lines") at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Article 8, (b) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Property, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause a radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated (at Tenant's sole cost and expense) to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which
(i) are installed in violation of these provisions, or (ii) are at any time in violation of any Laws or (iii) represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

         (B) Landlord may (but shall not have the obligation to): (i) install new Lines at the Property, (ii) create additional space for Lines at the Property, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses (including, without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the period of time prescribed in Article 25.

         (C) Notwithstanding anything to the contrary contained in Article 13, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord notified Tenant prior to or within thirty (30) days following such termination. Any Lines not required to be removed pursuant to this Article shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Article, Landlord may, after twenty (20) days' written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the gross negligence or willful misconduct of Landlord, its agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from, the following (collectively called "Line Problems"): (i) any eavesdropping or wire-tapping by unauthorized parties,
(ii) any failure of any Lines to satisfy Tenant's requirements, or (iii) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. In no event shall Landlord be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

                                   ARTICLE 30

                               HAZARDOUS MATERIALS

         (A) Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Property, nor permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under Article 6), provided: (i) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and the manufacturers' instructions therefor, (ii) such substances shall not be disposed of, released or discharged on the Property, and shall be transported to and from the Premises in compliance with all applicable Laws and as Landlord shall reasonably require,
(iii) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (iv) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

         (B) Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous

Material on or from the Premises, and (iii) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer thereof, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

         (C) If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval and direction (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 10 to the extent that the Premises or common areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under
Article 10.

         (D) Notwithstanding anything to the contrary, Landlord shall not be obligated to request, review, approve, act upon or provide any information or precautions referred to in this Article 30 and any failure by Landlord to do so shall not be deemed approval or authorization by Landlord of the actions of Tenant.

                                   ARTICLE 31

                                  MISCELLANEOUS

         (A) BINDING. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 21 respecting Transfers.

         (B) RECORDATION. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

         (C) GOVERNING LAW. This Lease shall be construed in accordance with the Laws of California.

         (D) SURVIVAL. All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

         (E) QUIET ENJOYMENT. Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and subject to all other terms and provisions of this Lease, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any Person acting by or through Landlord.

         (F) LIGHT/AIR EASEMENTS. This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view or cityscape visible from the Premises.

         (G)   FORCE MAJEURE.

               (i) Landlord shall not be chargeable with, liable for, or responsible to Tenant or any other Person for any delay in the performance of any act required hereunder when such delay is caused by fire, earthquake, explosion, flood, hurricane, the elements, acts of any Person, acts of God or the public enemy, action or interference of governmental authorities or agents, failure to obtain governmental permits or approvals, war, invasions, insurrection, rebellion, riots, materials shortages, strikes or lockouts or any other cause of like nature not the fault of Landlord, and any delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease, it being specifically agreed that any time limit for Landlord's performance contained in this Lease shall be extended for the same period of time lost by causes hereinabove set forth.

               (ii) If the Commencement Date is delayed in accordance with
Article 4 for more than one year, Landlord may declare this Lease null and void, and if the Commencement Date is so delayed for more than seven years, this Lease shall thereupon become null and void without further action by either party.

                                   ARTICLE 32

                             [INTENTIONALLY OMITTED]


                                   ARTICLE 33

                                     NOTICES

         Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property shall be in writing and shall not be effective for any purposes unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the address first set forth in the Lease, until the Commencement Date, and thereafter to the Tenant at the Premises, and if to Landlord, in care of Woodmont Real Estate Services, 1050 Ralston Avenue, Belmont, CA 94002, Attn: Tom Robertson, or such other address or addresses as Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

                                   ARTICLE 34

                               REAL ESTATE BROKERS

         Tenant represents that Tenant has dealt only with Colliers International (whose commission, if any shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease.

                                   ARTICLE 35

                             [INTENTIONALLY OMITTED]


                                   ARTICLE 36

                                ENTIRE AGREEMENT

         This Lease, together with the Addendum (if any) and Exhibits A through D (which collectively are hereby incorporated where referred to herein and made a part hereof as though fully set forth), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in any contemporaneous agreement shall be of any force or effect. Neither this Lease, nor any Addendum, nor the Exhibits referred to above may be modified, except in writing by both parties.

                           LANDLORD:

                           THE ROBERT DOLLAR BUILDING ASSOCIATES, LTD.,
                           A California limited partnership

                           BY:    WOODMONT REAL ESTATE SERVICES
                                  a California corporation, its authorized agent


                                  By:
                                     ------------------------------------------
                                  Its:
                                     ------------------------------------------


                           TENANT:

                           STOCKPOINT, INC.,
                           a Delaware corporation


                                  By:
                                     ------------------------------------------
                                  Its:
                                     ------------------------------------------

                                   CERTIFICATE

                          (IF TENANT IS A CORPORATION)

    I,                   , Secretary of Stockpoint, Inc., Tenant, hereby
certify that the officer(s) executing the foregoing Lease on behalf of Tenant
was/were duly authorized to act in his/their capacities as              and
                 , and his/their action(s) are the action of Tenant.


(Corporate Seal)                             ------------------
                                                 Secretary

                                    EXHIBIT A

                                    PREMISES

                                    EXHIBIT B

                                 WORK AGREEMENT

1.       Tenant's Work.

    (a) Any items or work for which Tenant contracts separately (i.e., "Tenant's
Work), shall be subject to, Landlord's policies and schedules and shall be conducted in such a way as not to hinder, cause any disharmony with or delay work of improvements in the Building. To this end, Tenant's Work shall conform with a schedule determined by Landlord. Tenant's contractors shall employ only such labor as will not result in jurisdictional disputes or strikes or cause disharmony with other workers employed in the Building. In no event shall work involving the sprinkler, plumbing, mechanical, electrical, power, lighting or fire safety systems of the Building be performed by people other than Landlord's approved subcontractors and all telecommunications and other special electrical equipment shall be installed under the supervision of Landlord's electrical subcontractor. Tenant's Work shall comply with all Laws.

    (b) Tenant's contractors shall carry (a) workers compensation insurance covering all of their employees in the statutory amount, (b) employer's liability insurance in the amount of at least Two Million Dollars ($2,000,000) per occurrence, and (c) comprehensive general liability insurance of at least Three Million Dollars ($3,000,000) combined single limit for bodily injury, death, or property damage; and the policies therefor shall cover Landlord, San Francisco Property Company-Pacific, Trans-Pacific Partners Company and all of their agents, and Tenant as additional insureds. Builder's all risk insurance coverage shall be carried by Tenant, in amounts sufficient to cover the guaranteed maximum price of Tenant's Work. All insurance carriers hereunder shall be rated at least A and X in Best's Insurance Guide. Tenant shall deliver to Landlord certificates for all such insurance required to be carried by it (or Tenant's contractors) hereunder before the commencement of Tenant's Work, or before any equipment used in connection with Tenant's Work is moved onto the Property, Building or Premises. All policies of insurance required hereunder must require that the carrier give the Landlord and Tenant thirty (30) days advance written notice of any cancellation or reduction in the amounts of insurance.

    (c) Not less than twenty (20) days prior to the date Tenant desires to commence Tenant's Work, it shall give a written request to Landlord setting forth or accompanied by all of the following:

         (1) A description and schedule for the work to be performed;

         (2) The names and addresses of all contractors, subcontractors and material suppliers who will perform Tenant's Work.

         (3) The approximate number of individuals, itemized by trade, who will be present on the Premises;

         (4) Copies of all plans and specifications pertaining to that portion of Tenant's Work;

         (5) Copies of all licenses and permits which may be required in connection with the performance of Tenant's Work;

         (6) Certificates of insurance indicating compliance with the insurance requirements set forth in Article 11 of the Lease and Paragraph 11(b) above;

         (7) Payment and performance bonds in an amount not less than Landlord's reasonable estimate of the total cost of such Tenant's Work; and, at Landlord's request, evidence of the availability of funds sufficient to pay for all such work.

    All of the foregoing shall be subject to Landlord's approval, which approval shall not unreasonably be withheld.

         (d) Tenant shall be responsible for any hoisting charges incurred in connection with Tenant's Work and for any expenses incurred by Landlord due to inadequate cleanup by those performing Tenant's Work.

         (e) If, in Landlord's opinion, any supplier, contractor or workman performing Tenant's Work hinders or delays, directly or indirectly, any other work of improvement in the Building or performs any work which may or does impair the quality, integrity or performance of any portion of the Building, Landlord shall give notice to Tenant and immediately thereafter Tenant shall cause such supplier, contractor or workman immediately to remove all of its tools, equipment and materials and to cease working in the Building. As additional Rent under the Lease, Tenant shall reimburse Landlord for any repairs or corrections of Landlord's Work or of any portion of the Building or the cost of any delays caused by or resulting from the actions or omissions of anyone performing Tenant's Work.

         (f) In no event shall the Commencement Date be postponed due to any delay in completion of Tenant's Work or due to a Tenant Delay.

         (g) Tenant shall, at Tenant's expense, deliver to Landlord a set of "as-built" plans and specifications for Tenant's Work upon completion thereof.

         (h) Tenant agrees diligently to commence and pursue to completion the construction of Tenant's Work strictly in accordance with the approved Plans and this Work Agreement.

         (i) Tenant shall cause all of Tenant's Work to be done in a good and workmanlike manner and in compliance with all Laws and insurers of the Building or the Premises. Tenant shall utilize for all of Tenant's Work only first class workmanship, materials, furnishings and fixtures, using only new equipment and supplies. Landlord may inspect the work of Tenant at reasonable times. If Landlord inspects Tenant's Work and gives Tenant written notice of observed defects, Tenant will correct the defects promptly. Inspection of Tenant's Work by Landlord or Landlord's agents shall not relieve Tenant of the foregoing obligations, and Landlord has no responsibility for determining whether Tenant's Work complies with the approved Plans, environmental requirements, or Rules.

         (j) Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, demands, losses, damages, injuries, liabilities, expenses, judgments, liens, encumbrances, orders and awards, together with reasonable attorneys' fees and litigation expenses arising out of or in connection with any portion of Tenant's Work performed hereunder, for Tenant's failure to comply with the provisions hereof, and from any failure by Tenant's contractors, subcontractors or employees to comply with the provisions hereof.

         (k) Each of Tenant's contractors shall guarantee that the portion of Tenant's Work for which they are responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Tenant's contractors shall each be responsible for the replacement or repair, without additional charge, of all Tenant's Work done or furnished in accordance with their contracts which shall become defective within one (1) year after completion thereof. The correction of Tenant's Work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of Tenant's Work and/or the Premises and/or the Property which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to Tenant's Work shall be contained in the contracts or subcontracts of Tenant's contractors which shall be written such that said warranties or guarantees shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant shall provide Landlord with any assignment or other assurance necessary to effect such rights of direct enforcement. Tenant shall furnish Landlord with copies of all contracts and subcontracts entered into in connection with Tenant's Work promptly after the same are entered.

         (l) When Tenant's Work is completed, Tenant promptly shall: so notify Landlord; record a Notice of Completion and furnish to Landlord waivers of liens and/or sworn statements, satisfactory to Landlord, from all persons performing labor and/or supplying materials or equipment in connection with Tenant's Work showing that such persons have been compensated in full; deliver to Landlord a detailed breakdown of the final, total costs of Tenant's Work and such supporting data as Landlord reasonably may request; if required by Landlord, assign to Landlord warranties for not less than one year against defects in workmanship, materials and equipment incorporated into Tenant's Work; pay Landlord the sums due Landlord hereunder; and deliver to Landlord a copy of a Certificate of Occupancy or local equivalent covering the Premises, issued by the applicable governmental agency.

                                    EXHIBIT C

                                      RULES

1. The Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. Mondays through Fridays and at all hours on Saturdays, Sundays and Holidays, and such other hours as Landlord shall determine from time to time, all persons who have not received clearance as a result of a written request from Tenant or who do not present a pass to the Building signed by the Landlord. The Landlord will furnish passes or at Landlord's option, clearances, to persons for whom any Tenant requests the same in writing. Each Tenant shall be responsible for all persons for whom he requests passes or clearances and shall be liable to the Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the Tenants and the protection of the Building and the property in the Building. Notwithstanding anything to the contrary in this paragraph, access to the Property and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

2. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove, at Tenant's expense and without prior notice to Tenant, all matter not so installed or approved pursuant to this Rule or as otherwise provided in the Lease.

3. Tenant shall not in any manner use the name of the Property for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Property, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

4. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows of the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved in writing by Landlord.

5. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Property by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, stall, stairway, shipping area or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Property employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any hand-carts used at the Property shall have rubber wheels.

6. Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein by bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

7. Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

8. If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior written approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electrical current than Landlord is required to provide under this Lease without Landlord's prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of other tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

9. Tenant shall not obtain for use upon the Premises ice, drinking water, towels, janitorial and other similar services, except from Persons approved by the Landlord. Any Person engaged by Tenant to provide janitorial or other services shall be subject to direction by the manager or security personnel of the Landlord.

10. The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the Tenant who, or whose employees or invitees shall have, caused it.

11. The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord's prior written consent.

12. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away any spirituous, fermented, intoxicating or alcoholic liquors on the Premises nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws or bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant).

13. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified in the Lease.

14. Tenant shall not waste electricity, water, heat or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that windows which are operable may be opened with Landlord's consent. As a condition to claiming any deficiency in the ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises or minimize direct sunlight.

15. Tenant shall conduct no auction, fire or "going out of business sale" or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

16. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Property, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

17. Tenant will comply with all municipal, county, state, federal or other government laws, statutes, codes, regulations and other requirements, including without limitation, environmental, health, safety and police requirements and regulations, respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises or Property for any immoral purposes.

18. Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the Permitted Use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, (viii) bring or permit any bicycle or other vehicle, or any dog (except a seeing-eye dog in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise or odor to emanate from the Premises, (x) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Property, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xii) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Property or violate the certificates of occupancy issued for the Premises or the Property,
         (xiii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms, or any explosive articles or materials) nor (xiv) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Property or the occupants of neighboring property.